Fifth Third Bancorp 3Q19 Earnings Presentation October 22, 2019 Refer to earnings release dated October 22, 2019 for further information. Exhibit 99.2

Cautionary statement This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management systems; (14) losses related to fraud, theft or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) replacement of LIBOR; (24) weakness in the national or local economies; (25) global political and economic uncertainty or negative actions; (26) changes in interest rates; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings by governmental authorities; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) changing retail distribution strategies, customer preferences and behavior; (34) risks relating to Fifth Third’s ability to realize anticipated benefits of the merger with MB Financial, Inc.; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events or other natural disasters; and (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 26 through 28 of our 3Q19 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, the Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Strategic priorities 1 2 Maintain credit, expense and capital discipline Invest to drive organic growth and profitability 3 Expand market share in key geographies 4 Leverage technology capabilities to accelerate digital transformation

3Q19 highlights

- Revenue and expense results better than previous expectations
- Strong fee revenue, particularly in mortgage and corporate banking (including record capital markets revenue)
- Achieved our previously stated 4Q19 financial targets sooner than expected
- Stable credit quality given the benign environment
- Returned 96% of earnings through common dividends and share repurchases
- Remain on-track to achieve MB expense savings by 1Q20 ($255 million pre-tax); expect to achieve ~80% of run-rate savings by year-end

	Reported[1]	Adjusted[2]
EPS	$0.71	$0.75
ROA	1.28%	1.35%
ROE	10.7%	11.3%
ROTCE	14.2%	16.5% *excl. AOCI*
NIM	3.32%	3.25% *excl. PAA*
Efficiency ratio	58.4%	56.7% *excl. PAA & CDI*

- **NCO ratio: 0.36%**
- **NPA ratio: 0.47%**

[1]Reported ROTCE, NIM, and efficiency ratio are non-GAAP measures: see reconciliation on pages 20 and 21 of this presentation and the use of non-GAAP measures on pages 26-28 of the earnings release; [2]Adjusted EPS is a non-GAAP measure: see reconciliation on page 2 of the earnings release, pre-tax adjustments include a $11 million charge related to the valuation of the Visa total return swap as well as $28 million due to MB merger-related expenses, average diluted common shares outstanding (thousands): 736,086; all other figures are non-GAAP measures: see reconciliation on pages 20 and 21 of this presentation and the use of non-GAAP measures on pages 26-28 of the earnings release;

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Commercial Balance sheet Securities1 and short-term investments Loan & lease balances Core deposit balances Securities1 Short-term investments Commercial Consumer Total IB core deposit rate Note: Totals shown above may not foot due to rounding 1Available-for-sale debt and other securities at amortized cost; previous disclosures included available-for-sale equity securities which are disclosed separately in the financial results; See forward looking statements on page 2 Consumer Total loan yield Taxable securities yield Total average balance; $ billions FY19 Total loans & leases: Up ~15% 4Q19 Total loans & leases: Relatively stable from 3Q19 (Commercial relatively stable; Consumer up 1 to 2%) Current outlook (average balances, incl. HFS) Loan & lease balances exclude HFS

Net interest income[1]


Total net interest income; $ millions
$1,047
$1,047
$1,250
$1,232
$1,246
$1,218
3.23%
3.32%
3.25%
3Q18
2Q19
3Q19
NII
Adjusted NII (excl. PAA)
Adjusted NIM (excl. PAA)

3Q19 vs. 3Q18

- Adjusted NII[1] up $171 million, or 16%; Adjusted NIM[1] up 2 bps
- NII and NIM performance drivers:
  - Increase in interest earning assets including the impact from MB Financial
  - Lower long-term debt

3Q19 vs. 2Q19

- Adjusted NII[1] down $14 million, or 1%; Adjusted NIM[1] down 7 bps
- NIM performance drivers:
  - Lower short-term market rates (-6 bps)
  - Elevated cash balances from strong deposit growth (-1 bp)
  - Day count (-1 bp)
  - Consumer loan growth with spread improvement (+1 bp)

Current outlook *(excludes purchase accounting accretion)*

- **FY19:** NII up ~14% from FY 2018 (of $4.156 billion); NIM up ~4 bps from FY 2018 (of 3.22%)
- **4Q19:** NII down ~1% from adjusted 3Q19 (of $1.218 billion); NIM down 4 to 5 bps from adjusted 3Q19 (of 3.25%)

[1]Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release; See forward-looking statements on page 2

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Adjusted noninterest income (excl. securities (gains)/losses)1 Noninterest income 3Q19 vs. 3Q18 Current outlook 3Q19 vs. 2Q19 Adjusted noninterest income1 up $72 million, or 11% Primary drivers of growth: Mortgage banking revenue (up 51%) Corporate banking revenue (up 23%) 1Non-GAAP measure: see reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release; See forward-looking statements on page 2 Total noninterest income; $ millions FY19: Up 17 to 18% from adjusted FY18 (of $2.306 billion) 4Q19: Down ~4% from adjusted 3Q19 (of $746 million) Noninterest income Adjusted noninterest income1 up $160 million, or 27%, including the impact of MB Financial Primary drivers of growth: Corporate banking revenue (up 68%) Mortgage banking revenue (up 94%) Wealth and asset management revenue (up 9%)

Adjusted noninterest expense (excl. intangible amortization) 1 Noninterest expense 3Q19 vs. 3Q18 3Q19 vs. 2Q19 Adjusted noninterest expense1 down $3 million Primarily reflecting lower compensation and benefits (down 5%), partially offset by higher other noninterest expense (up 8%) FY19: Up ~13% from adjusted FY18 (of $3.865 billion) 4Q19: Flat to down slightly from adjusted 3Q19 (of $1.117 billion) Total noninterest expense; $ millions Current outlook (excluding merger-related and CDI expenses) Adjusted noninterest expense1 up $148 million, or 15%, reflecting the impact of MB Financial Primary drivers of growth: Increased compensation and benefits (up 13%) Continued technology investments (up 30%) Operating lease expense (offset in noninterest income) Growth partially offset by the elimination of the FDIC surcharge Noninterest expense 1Excluding intangible amortization is a non-GAAP measure: see reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release; See forward-looking statements on page 2

Credit quality overview 1Excludes HFS loans; See forward-looking statements on page 2 Net charge-offs of 0.36%, up 6 bps compared to the year-ago quarter; up 7 bps compared to the prior quarter Commercial net charge-offs down 1 bp compared to the year-ago quarter; up 5 bps compared to the prior quarter Consumer net charge-offs up 18 bps compared to the year-ago quarter; up 9 bps compared to the prior quarter NPA ratio of 0.47%, down 1 bp compared to the year-ago quarter; down 4 bps compared to the prior quarter Nonperforming assets remain at historically low levels NCOs by line of business Net charge-offs (NCOs) Nonperforming assets1 (NPAs) Provision primarily reflective of loan growth Charge-offs generally consistent with 3Q19 Current 4Q19 outlook

Strong capital and liquidity position

Common Equity Tier 1 ratio (Basel III)[1]


10.7%
10.2%
9.6%
9.6%
9.6%
3Q18
4Q18
1Q19
2Q19
3Q19

Modified LCR[1]


119%
128%
113%
119%
116%
3Q18
4Q18
1Q19
2Q19
3Q19

- CET1 ratio of 9.6%, down ~110 bps compared to the year-ago quarter, and stable relative to the prior quarter
- Returned 96% of earnings to shareholders through common dividends and repurchase ($350 million in share repurchases, which decreased common shares outstanding by approximately 13.4 million shares)
- Issued $250 million of 4.95% fixed rate non-cumulative perpetual preferred stock (Series K)

Upcoming preferred dividend schedule
existing preferred dividends

$s in millions	4Q19	1Q20	Note:
Series H	~$15	-	
Series I	~$7	~$7	*Series J has converted to floating (3ML + 3.129%) and quarterly pay*
Series J	~$4	~$4	
Series K	~$4	~$3	
Class B Series A	~$3	~$3	
Total	**~$33**	**~$17**	

[1] *Current period regulatory capital and liquidity ratios are estimated*

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Current outlook

Loans & leases *(average balances, incl. HFS)*	• **FY19:** Total loans & leases up ~15% • **4Q19:** Total loans & leases relatively stable from 3Q19 (Commercial relatively stable; Consumer up 1 to 2%)
NII (FTE)[1] *(excluding PAA)*	• **FY19:** up ~14% from adjusted FY18 (of $4.156 billion) • **4Q19:** down ~1% from adjusted 3Q19 (of $1.218 billion)
NIM (FTE)[1] *(excluding PAA)*	• **FY19:** up ~4 bps from adjusted FY18 (of 3.22%) • **4Q19:** down 4 to 5 bps from adjusted 3Q19 (of 3.25%)
Noninterest income *(excl. merger-related items)*	• **FY19:** up 17 to 18% from adjusted FY18 (of $2.306 billion) • **4Q19:** down ~4% from adjusted 3Q19 (of $746 million)
Noninterest expense *(excl. merger-related and CDI expenses)*	• **FY19:** up ~13% from adjusted FY18 (of $3.865 billion) • **4Q19:** flat to down slightly from adjusted 3Q19 (of $1.117 billion)
Effective tax rate	• **4Q19:** ~22%
Credit items	• Provision primarily reflective of loan growth • **4Q19:** Charge-offs generally consistent with 3Q19

Outlook as of October 22, 2019;
please see cautionary statement on page 2 regarding forward-looking statements

[1]Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release.

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Strategic priorities Focused on top quartile through-the-cycle performance to create long-term shareholder value 1 3 2 4 Leverage technology capabilities to accelerate digital transformation Maintain credit, expense and capital discipline Expand market share in key geographies Invest to drive organic growth and profitability

Appendix

Efficiency ratio trend1 Pre-provision net revenue1 3Q19 vs. 3Q18 3Q19 vs. 2Q19 Adjusted PPNR up $58 million, or 7% Growth driven by mortgage banking revenue, corporate banking revenue Growth partially offset by lower NII given lower short-term rates and other noninterest expense growth 1PPNR, Adjusted PPNR, efficiency ratio and adjusted efficiency ratio are non-GAAP measures: see reconciliation on pages 20 and 21 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release See forward-looking statements on page 2 Pre-provision net revenue; $ millions Adjusted PPNR up $186 million, or 28%, reflecting the impact of MB Financial Growth driven by increased NII reflecting earning asset growth, corporate banking revenue, mortgage banking revenue, and elimination of FDIC surcharge Growth partially offset by higher funding costs, increased compensation and benefits expense, and continued investments in technology

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs


$5,660
$3,100[1,2,3]
$3,150
$2,150
$1,500
2019
2020
2021
2022
2023
2024 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

[1]$1.25B matured in 1Q19 [2]$850MM matured in 2Q19 [3]$1.0B matured in 3Q19

Heavily core funded

As of 9/30/2019


Long-term debt 8%
Demand 21%
Equity 13%
Other liabilities 3%
Short term borrowings 3%
Interest checking 22%
Non-core deposits 3%
Savings/ MMDA 24%
Foreign Office <1%
Consumer time 3%

Holding company:

- Modified LCR of 116%
- Holding Company cash as of September 30, 2019: $3.5B
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~24 months (debt maturities, common and preferred dividends, interest, and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions
- The Holding Company did not issue any long-term debt in 3Q19
- The Holding Company issued $250MM non-cumulative perpetual preferred stock in 3Q19 (4.95% fixed for life)
  - The first dividend for the Series K will be paid in December 2019

Bank entity:

- The Bank did not issue any long-term debt in 3Q19
- $1.0B of Bank entity long-term debt matured in 3Q19
- Available and contingent borrowing capacity (3Q19):
  - FHLB ~$9.0B available, ~$12.3B total
  - Federal Reserve ~$37.1B

2019 funding plans

- In 2019, Fifth Third expects to issue sufficient long-term debt to maintain its current ratings under the Moody's LGF methodology

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Balance sheet positioning

Investment portfolio

- 60% allocation to bullet/ locked-out cash flow securities
- Yield: 3.24%
- Effective duration of 4.7[5]
- Net unrealized pre-tax gain: $1.5B
- 99% AFS



17%
37%
46%

Level 1	100% Fix | 0% Variable
Level 2A	100% Fix | 0% Variable
Non-HQLA/ Other	76% Fix | 24% Variable

Commercial loans[1,2,3]

$19.1B fixed | $51.4B variable [1,2,3]

- 1ML based: 58%[6]
- 3ML based: 7%[6]
- Prime based: 6%[6]
- Weighted avg. life: 1.5 years



5%
7%
15%
73%

C&I	26% Fix | 74% Variable
Coml. mortgage	23% Fix | 77% Variable
Coml. construction	0% Fix | 100% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$29.8B fixed | $10.4B variable [1]

- 1ML based: 1%[7]
- 12ML based: 2%[7]
- Prime based: 19%[7]
- Weighted avg. life: 3.0 years



7%
6%
16%
45%
26%

Resi mtg.& construction	89% Fix | 11% Variable
Auto/Indirect	100% Fix | 0% Variable
Home equity	10% Fix | 90% Variable
Credit card	24% Fix | 76% Variable
Other	66% Fix | 34% Variable

Long-term debt[4]

$10.5B fix | $4.0B variable[4]

- 1ML based: 9%[8]
- 3ML based: 19%[8]
- Weighted avg. life: 4.3 years



3%
9%
21%
67%

Senior debt	68% Fix | 32% Variable
Sub debt	77% Fix | 23% Variable
Auto securiz. proceeds	96% Fix | 4% Variable
Other	75% Fix | 25% Variable

- **Information above incorporates ~$10BN in receive fixed swaps effective as of 9/30/19**
- **Additional hedges will become effective in the coming quarters to further reduce asset sensitivity:**
  - $3BN: 5 year floors (2.25% strike against 1 month LIBOR) that will be effective at the end of 4Q19
  - $1BN: 5 year swaps (3.20% receive fixed rate against 1 month LIBOR) that will be effective at the beginning of 1Q20

Data as of 09/30/19; [1]Includes HFS Loans & Leases; [2]Fifth Third had $7.0B of variable loans classified as fixed given the 1ML receive-fix swaps outstanding against C&I loans; [3]Excludes forward starting swaps & floors; [4]Fifth Third had $1.45B 3ML receive-fix swaps and $1.25B 1ML receive-fix swaps outstanding against long-term debt, which are being included in floating, long-term debt with swaps outstanding reflected at fair value; [5]Effective duration of the taxable available for sale portfolio; [6]As a percent of total commercial; [7]As a percent of total consumer; [8]As a percent of total long-term debt

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Interest rate risk management Estimated NII sensitivity profile and ALCO policy limits Estimated NII sensitivity with deposit beta changes Estimated NII sensitivity with demand deposit balance changes 1 Effective duration of the taxable available for sale portfolio; 2Re-pricing percentage or “beta” is the estimated change in yield over 12 months as a result of a shock or ramp 100 bps parallel shift in the yield curve, Note: data as of 09/30/19; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. NII is modestly asset sensitive over the next 12-24 months: As of September 30, 2019, 56% of loans were variable rate net of effective swaps (73% of commercial; 26% of consumer) NII sensitivity tables incorporate impacts of $4BN of forward starting hedges Investment portfolio effective duration of 4.71 Short-term borrowings represent approximately 23% of total wholesale funding, or 4% of total funding Approximately $12BN in non-core funding matures beyond one year Interest rate sensitivity tables leverage the following deposit assumptions: Beta on all interest-bearing deposit and sweep balances: 70% up and 41% down2 No modeled re-pricing lag on deposits Utilizes forecasted balance sheet with $750MM DDA runoff and growth (per 100 bps rate movement) is assumed in up rate and down rate scenarios, respectively Weighted interest-bearing deposit floor of 9 bps

NPL rollforward1 1Loan balances exclude nonaccrual loans HFS Commercial $ millions Consumer $ millions Total NPL $ millions

Balance and credit loss trends1 Commercial & industrial Residential mortgage Commercial mortgage Commercial construction Home equity Indirect secured consumer loans Average Portfolio Balance NCOs as a % of average portfolio loans 1All balances are in billions 2Q18 2Q19 3Q18 4Q18 1Q19

Regulation G non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions
(unaudited)

	For the Three Months Ended				
	September 2019	June 2019	March 2019	December 2018	September 2018
Net income attributable to Bancorp (U.S. GAAP) (a)	$549	$453	$775	$455	$436
Net income attributable to Bancorp (U.S. GAAP) (annualized) (b)	$2,178	$1,817	$3,143	$1,805	$1,730
Net income available to common shareholders (U.S. GAAP) (c)	$530	$427	$760	$432	$421
Add: Intangible amortization, net of tax	11	11	2	1	1
Tangible net income available to common shareholders (d)	$541	$438	$762	$433	$422
Tangible net income available to common shareholders (annualized) (e)	$2,146	$1,757	$3,090	$1,718	$1,674
Net income available to common shareholders (annualized) (f)	$2,103	$1,713	$3,082	$1,714	$1,670
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$21,087	$20,135	$17,025	$15,794	$15,994
Less: **Average preferred stock (h)**	(1,445)	(1,331)	(1,331)	(1,331)	(1,331)
Average goodwill	(4,286)	(4,301)	(2,682)	(2,468)	(2,462)
Average intangible assets and other servicing rights	(208)	(215)	(58)	(32)	(29)
Average tangible common equity (i)	$15,148	$14,288	$12,954	$11,963	$12,172
Less: average accumulated other comprehensive income ("AOCI")	(1,444)	(619)	-	719	610
Average tangible common equity, excluding AOCI (j)	$13,704	$13,669	$12,954	$12,682	$12,782
Adjustments (pre-tax items)					
Valuation of Visa total return swap	11	22	31	(7)	17
GreenSky securities losses (gains)	-	-	(9)	21	8
Merger-related expense	28	109	76	27	1
Merger-related branch network impairment charge	-	-	13	-	-
Gain on sale of Vantiv/Worldpay shares	-	-	(562)	-	-
Adjustments - after-tax [1] (k)	$30	$101	($341)	$32	$20
Adjustments - tax-related					
Acquisition impact on state deferred taxes	-	-	9	-	-
Adjustments - tax-related (l)	-	-	9	-	-
Adjusted net income attributable to Bancorp [(a) + (k) + (l)]	$579	$554	$443	$487	$456
Adjusted net income attributable to Bancorp (annualized) (m)	$2,297	$2,222	$1,797	$1,932	$1,809
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$560	$528	$428	$464	$441
Adjusted net income available to common shareholders (annualized) (n)	$2,222	$2,118	$1,736	$1,841	$1,750
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	$571	$539	$430	$465	$442
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,266	$2,162	$1,744	$1,845	$1,754
Average assets (p)	$169,585	$167,578	$148,968	$144,185	$141,654
Metrics:					
Return on assets (b) / (p)	1.28%	1.08%	2.11%	1.25%	1.22%
Adjusted return on assets (m) / (p)	1.35%	1.33%	1.21%	1.34%	1.28%
Return on average common equity (f) / [(g) + (h)]	10.7%	9.1%	19.6%	11.8%	11.4%
Adjusted return on average common equity (n) / [(g) + (h)]	11.3%	11.3%	11.1%	12.7%	11.9%
Return on average tangible common equity (e) / (i)	14.2%	12.3%	23.9%	14.3%	13.8%
Adjusted return on average tangible common equity (o) / (i)	15.0%	15.1%	13.5%	15.4%	14.4%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	16.5%	15.8%	13.5%	14.5%	13.7%

See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures; [1]Pre-tax items: for all periods assume a 23% tax rate, except for 1Q19 non-deductible merger-related items

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Regulation G non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions
(unaudited)

	For the Three Months Ended				
	September 2019	June 2019	March 2019	December 2018	September 2018
Average interest-earning assets (a)	**$148,854**	**$148,790**	**$134,463**	**$131,072**	**$128,799**
Net interest income (U.S. GAAP) (b)	$1,242	$1,245	$1,082	$1,081	$1,043
Add: Taxable equivalent adjustment	4	5	4	4	4
Net interest income (FTE) (c)	**$1,246**	**$1,250**	**$1,086**	**$1,085**	**$1,047**
Less: Net interest income impact from purchase accounting accretion	28	18	1	-	-
Adjusted net interest income (d)	**$1,218**	**$1,232**	**$1,085**	**$1,085**	**$1,047**
Net interest income (FTE) (annualized) (e)	**$4,943**	**$5,014**	**$4,404**	**$4,305**	**$4,154**
Adjusted net interest income (FTE) (annualized) (f)	**$4,832**	**$4,942**	**$4,400**	**$4,305**	**$4,154**
Noninterest income (U.S. GAAP) (g)	**$740**	**$660**	**$1,101**	**$575**	**$563**
Valuation of Visa total return swap	11	22	31	(7)	17
GreenSky securities losses (gains)	-	-	(9)	21	8
Merger-related branch network charge	-	-	13	-	-
Gain on sale of Vantiv/Worldpay shares	-	-	(562)	-	-
Adjusted noninterest income (h)	**$751**	**$682**	**$574**	**$589**	**$588**
Add: Securities (gains)/losses	(5)	(8)	(7)	11	(2)
Adjusted noninterest income, (excl. securities (gains)/losses)	**$746**	**$674**	**$567**	**$600**	**$586**
Noninterest expense (U.S. GAAP) (i)	**$1,159**	**$1,243**	**$1,097**	**$975**	**$972**
Merger-related expense	(28)	(109)	(76)	(27)	(1)
Adjusted noninterest expense	**$1,131**	**$1,134**	**$1,021**	**$948**	**$971**
Less: Intangible amortization, net of tax	14	14	3	1	2
Adjusted noninterest expense excl. intangible amortization expense (j)	**$1,117**	**$1,120**	**$1,018**	**$947**	**$969**
Metrics:					
Pre-provision net revenue [(c) + (g) - (i)]	**827**	**667**	**1,090**	**685**	**638**
Adjusted pre-provision net revenue [(d) + (h) - (j)]	**852**	**794**	**641**	**727**	**666**
Net interest margin (FTE) (e) / (a)	**3.32%**	**3.37%**	**3.28%**	**3.29%**	**3.23%**
Adjusted net interest margin (FTE) (f) / (a)	**3.25%**	**3.32%**	**3.28%**	**3.29%**	**3.23%**
Efficiency ratio (FTE) (i) / [(c) + (g)]	**58.4%**	**65.1%**	**50.2%**	**58.7%**	**60.4%**
Adjusted efficiency ratio (j) / [(d) + (h)]	**56.7%**	**58.5%**	**61.4%**	**56.6%**	**59.3%**

See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures

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